Consent of Independent Certified Public Accountants

First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated October 29, 1999 relating to the September 30, 1999 financial statements of First Investors Series Fund II, Inc., which are included in said Registration Statement.

                                             /s/ TAIT, WELLER & BAKER
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
May 3, 2000